                                                                     EXHIBIT 3.4


                          CERTIFICATE OF DESIGNATIONS

                                      OF

                           SERIES A PREFERRED STOCK

                                      OF

                       SYSTEM SOFTWARE ASSOCIATES, INC.


              Pursuant to Section 151 of the General Corporation
                         Law of the State of Delaware


     [           ], President of System Software Associates, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), in accordance with Section 151 of the Delaware General
 -----------
Corporation Law, hereby certifies that:

     FIRST:    The Certificate of Incorporation of the Corporation authorizes the issuance of up to 100,000 shares of preferred stock, par value $.01 per share, in one or more series, with such dividend rate, interest rate, preferences, relative, participating and special rights, and qualifications, limitations or restrictions thereof, as may be stated and expressed in a resolution or resolutions providing for the creation and issuance of any such series adopted by the Board of Directors of the Corporation (the "Board of
                                                                  --------
Directors") at the time of issuance of any shares of such series, pursuant to
---------
authority expressly vested in the Board of Directors by the Certificate of Incorporation of the Corporation.

     SECOND:   The Board of Directors desires, pursuant to its authority
aforesaid, to determine and fix the rights, preferences, privileges and restrictions relating to a series of preferred stock and the number of shares constituting, and the designation of, said series of preferred stock.

     BE IT RESOLVED, that the Board of Directors hereby fixes and determines the designation of, the number of shares constituting and the rights, preferences, privileges and restrictions relating to said series of preferred stock as follows:

     Section 1.  Designation and Number.  The designation of the first series of
                 ----------------------
the authorized preferred stock, par value $.01 per share, of the Corporation shall be Series A
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Preferred Stock (the "Series A Preferred Stock"). The number of shares
                      ------------------------
constituting the Series A Preferred Stock shall be 10,000.

     Section 2.  Dividends.
                 ---------

     2A.  General Obligation.  When, as and if declared by the Board of
          ------------------
Directors and to the extent permitted by law, the Corporation shall pay preferential dividends to the holders of the Series A Preferred Stock as provided in this Section 2. From the date of issuance of each share of Series A Preferred Stock (a "Series A Preferred Share"), dividends shall accrue and
                    ------------------------
compound annually at the rate of 21% per annum on the Liquidation Price thereof. Such dividends shall accrue and compound annually whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends, and such dividends shall be cumulative such that all accrued and unpaid dividends shall be fully paid, or shall be declared with funds irrevocably set apart for payment or shall be paid through issuance of additional Series A Preferred Shares (as hereinafter provided), before any cash dividends may be paid with respect to any Junior Securities. The "date of issuance" of any Series A Preferred Share shall be the date on which the Corporation initially issues such Series A Preferred Share regardless of the number of times transfer of such Series A Preferred Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Series A Preferred Share.

     2B.  Dividend Payments.  Subject to the limitations set forth in Section
          -----------------
2A, dividends on the Series A Preferred Stock shall be payable on each of the last day of June and December of each year (each such date a "Dividend Payment
                                                              ----------------
Date").  Of the total dividend payable pursuant to Section 2A with respect to
----
each Series A Preferred Share, 7% per annum on the Liquidation Price thereof shall be payable in cash, and 14% per annum on the Liquidation Price thereof shall either be payable in cash or, at the option of the Corporation, in whole or in part in additional Series A Preferred Shares (including fractional shares) by the issuance and delivery of certificates therefor having a Liquidation Price equal to the amount of dividends being so satisfied. In the event the Corporation elects to pay such dividends in the form of additional shares of Series A Preferred Shares, (a) each such Series A Preferred Share shall be deemed outstanding on and as of the applicable Dividend Payment Date regardless of when the certificates therefor are issued and delivered by the Corporation and (b) the Corporation may, but shall not be obligated to, pay cash in lieu of any fractional shares issuable in connection with such dividends.

     2C.  Distribution of Partial Dividend Payments.  Except as otherwise
          -----------------------------------------
provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series A Preferred Stock, such payment shall be distributed pro rata among the holders thereof based upon the aggregate accrued but unpaid dividends on the Series A Preferred Shares held by each such holder.

     Section 3.  Liquidation.  Upon any liquidation, dissolution or winding up
                 -----------
of the Corporation (whether voluntary of involuntary), each holder of Series A Preferred Stock shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount in cash with respect to each Series A Preferred Share held by such holder equal to the Liquidation Value of such Series A Preferred Share, and the holders of the Series A Preferred Stock shall not be entitled to any further payment. If, upon any such liquidation, dissolution or winding up of the Corporation, the Corporation's assets to be distributed among the holders of the Series A Preferred Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this Section 3, then the entire assets available to be distributed to the holders of the Series A Preferred Stock shall be distributed pro rata among such holders based upon the aggregate Liquidation Value of the Series A Preferred Stock held by each such holder. Prior to the liquidation, dissolution or winding up of the Corporation, the Corporation shall declare for payment all accrued and unpaid dividends with respect to the Series A Preferred Stock, but only to the extent of funds of the Corporation legally available for the payment of dividends. Not less than 20 days prior to the payment date stated therein, the Corporation shall mail written notice of any such liquidation, dissolution or winding up to each record holder of Series A Preferred Stock, setting forth in reasonable detail the amount of proceeds to be paid with respect to each Series A Preferred Share, each share of Common Stock and each other equity security of the Corporation in connection with such liquidation, dissolution or winding up. Whenever the distribution provided for in this Section 2 shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors; provided, however, that in connection
                                         --------  -------
with such distribution, the Board of Directors shall provide the holders of Series A Preferred Shares (i) written notice of such distribution and the Board of Directors' good faith determination of the fair market value of such distribution not less than ten business days prior to such proposed distribution and (ii) if the holders of a majority of the Series A Preferred Shares shall so request in writing, the opportunity to be heard by the Board with respect to such valuation prior to such distribution.

     Section 4.  Priority of Series A Preferred Stock on Dividends and
                 -----------------------------------------------------
Redemptions.  So long as any Series A Preferred Stock remains outstanding,
-----------
without the prior written consent of the holders of a majority of the Series A Preferred Shares then outstanding, the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any Junior Securities, nor shall the Corporation directly or indirectly pay or declare any dividend or make any distribution upon any Junior Securities; provided, however, that (i) the Corporation may repurchase or redeem
            --------  -------
any Common Stock and any options and warrants to subscribe for, purchase or otherwise acquire Common Stock originally issued to officers, directors or employees of the Corporation or its Subsidiaries and (ii) the Corporation may declare and pay any dividend and make any distributions which are payable solely in the form of additional Junior Securities.

     Section 5.  Redemptions.
                 -----------

     5A.  Optional Redemption.  The Corporation may, at its option, at any time
          -------------------
and from time to time, redeem all or any portion of the Series A Preferred Shares then outstanding for cash (each an "Optional Redemption") for which the
                                           -------------------
Corporation shall pay out of funds legally available therefor a price per Series A Preferred Share equal to the Redemption Price.

     5B.  Redemption Payments.  For each Series A Preferred Share which is to be
          -------------------
redeemed hereunder, the Corporation shall be obligated on the Redemption Date to pay out of funds legally available therefor to the holder of such Series A Preferred Share (upon surrender by such holder at the Corporation's principal office of the certificate representing such Series A Preferred Share) an amount equal to the Redemption Price.

     5C.  Notice of Redemption.  Except as otherwise provided herein, the
          --------------------
Corporation shall mail written notice of each redemption of any Series A Preferred Stock to each record holder thereof not more than 30 nor less than 10 days prior to the date on which such redemption is to be made. In case fewer than the total number of Series A Preferred Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Series A Preferred Shares shall be issued to the holder thereof without cost to such holder within five business days after surrender of the certificate representing the redeemed Series A Preferred Shares.

     5D.  Dividends After Redemption Date.  No Series A Preferred Share shall be
          -------------------------------
entitled to any dividends accruing after the Redemption Date with respect to such Series A Preferred Share. On such Redemption Date, all rights of the holder of such Series A Preferred Share shall cease, and such Series A Preferred Share shall no longer be deemed to be issued and outstanding.

     5E.  Special Redemptions.
          -------------------

          (i)    Triggering Events.The holders of the Series A Preferred Stock
                 -----------------
then outstanding may require the Corporation to redeem all or any portion of the Series A Preferred Stock owned by such holders for cash at a price per Series A Preferred Share (payable from funds legally available therefor after Satisfaction of the Specified Credit Obligations) equal to the Redemption Price upon the occurrence of (a) a Bankruptcy Triggering Event or (b) a Change of Control Triggering Event (each, a "Redemption Event"). Each holder of Series A
                                   ----------------
Preferred Stock may exercise such right by giving written notice to the Corporation of such election, on or before the later of: (x) 21 days after obtaining actual knowledge of a Redemption Event (including without limitation by the receipt of the Corporation's notice described in the following sentence) and (y) five days prior to the consummation of the Redemption Event. The Corporation shall give prompt written notice of a Redemption Event describing in reasonable detail the material terms and timing thereof to each holder of Series A Preferred Stock upon the earlier of obtaining knowledge that (a) a Redemption Event is likely to occur or (b) a Redemption Event has occurred.

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     Upon receipt of such election(s), the Corporation shall be obligated to redeem the aggregate number of Series A Preferred Shares specified therein on the later of: (i) the Business Day upon which the Redemption Event occurs or
(ii) the fifth Business Day after the Corporation's receipt of such election(s); provided, however, that the Corporation shall not be obligated to consummate
--------  -------
such redemption except to the extent that funds of the Corporation are legally available for such purpose after Satisfaction of the Specified Credit Obligations. If the funds of the Corporation legally available for redemption of the Series A Preferred Shares after Satisfaction of the Specified Credit Obligations are insufficient to redeem the total number of Series A Preferred Shares to be redeemed on any Redemption Date, those funds which are available shall be used to redeem the maximum possible number of Series A Preferred Shares pro rata among the holders of the Series A Preferred Shares to be redeemed based upon the aggregate Redemption Price of such Series A Preferred Shares held by such holder. At any time thereafter when additional funds of the Corporation are available for the redemption of the Series A Preferred Shares, such funds shall thereafter be used to redeem the balance of the Series A Preferred Shares which the Corporation shall have become obligated to redeem on any Redemption Date but which it has not redeemed.

     If any proposed Redemption Event does not occur, all elections for redemption in connection therewith shall be automatically rescinded, or if there has been a material change in the terms or the timing of the transaction, any holder of Series A Preferred Stock may rescind such holder's election for redemption by delivering written notice thereof to the Corporation prior to the consummation of the transaction. The Corporation will give prompt notice to all holders of Series A Preferred Shares of any material change in the terms or timing of any proposed Redemption Event.

     5F.  No Reissuance of Series A Preferred Stock.  No share or shares of the
          -----------------------------------------
Series A Preferred Stock acquired by the Corporation by reason of redemption, purchase or otherwise shall be reissued, and all such shares shall be canceled, retired and shall revert to the status of authorized, but undesignated Preferred Stock which the Corporation shall be authorized to issue.

     Section 6.  Other Rights.
                 ------------

     In addition to any rights provided by law, without the written consent of the holders of a majority of the Series A Preferred Shares then outstanding, the Corporation shall not:

          (i) (a) create or issue any additional class or series of its equity securities ranking senior or pari passu with the Series A Preferred Stock as to liquidation rights, dividend rights, redemption rights or other rights, except for Common Stock and options and warrants to subscribe for, purchase or otherwise acquire Common Stock or (b) other than pursuant to the Warrants, issue or obligate itself to issue any Series A Preferred Shares (except for such Shares issued as a dividend-in-kind on the Series A Preferred Shares pursuant to
Section 3B hereof).

          (ii) amend its Certificate of Incorporation or By-laws so as to affect adversely the rights and preferences of the holders of Series A Preferred Shares or otherwise adversely alter the terms of the Series A Preferred Shares.

     Section 7.  Registration of Transfer.  The Corporation shall keep at its
                 ------------------------
principal office a register for the registration of Series A Preferred Stock. Upon the surrender of any certificate representing Series A Preferred Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Series A Preferred Shares represented by the surrendered certificate. Subject to any stockholder or other agreements between the Corporation and the holders of Series A Preferred Stock, each such new certificate shall be registered in such name and shall represent such number of Series A Preferred Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Series A Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such Series A Preferred Stock represented by the surrendered certificate.

     Section 8.  Replacement.  Upon receipt of evidence reasonably satisfactory
                 -----------
to the Corporation of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Series A Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation, or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Series A Preferred Shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Series A Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

     Section 9.  Definitions.
                 -----------

     "Bankruptcy Triggering Event" shall mean (i) any insolvency or bankruptcy
      ---------------------------
case or proceeding, or any receivership, liquidation, reorganization, adjustment, composition or other similar case or proceeding in connection therewith, relative to the Corporation or its creditors, as such, or to its assets whether voluntary or involuntary (and not dismissed within 60 days), (ii) any liquidation, dissolution or other winding up of the Corporation whether voluntary or involuntary and whether or not involving insolvency or bankruptcy (and not dismissed within 60 days), or (iii) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Corporation.

     "Change of Control Triggering Event" shall mean any transaction or series
      ----------------------------------
of transactions (including, without limitation, a merger, consolidation, sale of stock or sale of assets, but excluding any assignment as security for indebtedness) after which any Person (or group of Persons acting in concert) other than the Fund Investors, their assignees or affiliates and the Management Investor shall and his transferees
(i) own in excess of 35% of the voting stock of the Corporation (or the Person into which the Corporation shall have been merged or consolidated), or (ii) have the right to elect a majority of the members of the Board of Directors, or (iii) shall have acquired all or substantially all of the consolidated assets of the Corporation and its Subsidiaries.

     "Closing Date" shall mean the first day on which any shares of Series A
      ------------
Preferred Stock are issued and sold pursuant to the Purchase Agreement.

     "Common Stock" shall mean, the Corporation's common stock, par value $.0033
      ------------
per share.

     "Credit Agreement" shall have the meaning provided in the Purchase
      ----------------
Agreement.

     "Fund Investor" shall have the meaning set forth in the Stockholders
      -------------
Agreement.

     "Junior Securities" shall mean any Common Stock, any options or warrants to
      -----------------
subscribe for, purchase or otherwise acquire Common Stock or any other equity securities of the Corporation which rank junior as to liquidation rights, dividend rights, redemption rights or other rights to the Series A Preferred Stock.

     "Liquidation Price" shall mean, for each Series A Preferred Share, $13,750.
      -----------------

     "Liquidation Value" of any Series A Preferred Share (whether issued or
      -----------------
purchased pursuant to exercise of the Warrants or issued as a dividend-in-kind on the Series A Preferred Shares pursuant to Section 2B hereof) as of any particular date, shall mean the Liquidation Price plus all accrued and unpaid
                                                  ----
dividends thereon.

     "Person" shall mean an individual, a partnership, a corporation, a limited
      ------
liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     "Public Securities" shall have the meaning provided in the Purchase
      -----------------
Agreement.

     "Purchase Agreement" shall mean that certain Securities Purchase Agreement
      ------------------
dated as of August [ ], 1997 by and among the Corporation and the Fund Investors named therein.

     "Redemption Date" shall mean, as to any Series A Preferred Share, the date
      ---------------
specified in the notice of any redemption at the Corporation's option or at the holder's option; provided that no such date shall be a Redemption Date unless
                 --------
the Redemption Price of such Series A Preferred Share is actually paid (or made available for payment upon surrender by the holder thereof at the Corporation's principal office of the certificate representing such Series A

Preferred Share) in full on such date; provided further that if such amount is
                                       --------
not so fully paid (or made available for payment upon surrender by the holder thereof at the Corporation's principal office of the certificate representing such Series A Preferred Share), the Redemption Date shall be the date on which such amount is fully paid (or made available for payment upon surrender by the holder thereof at the Corporation's principal office of the certificate representing such Series A Preferred Share).

     "Redemption Price" shall mean, for each Series A Preferred Share, 100% of
      ----------------
the Liquidation Value thereof.

     "Satisfaction of the Specified Credit Obligations" shall mean (a) (i) the
      ------------------------------------------------
payment in full of all obligations under the Credit Agreement and the cancellation of all commitments to lend additional amounts under the Credit Agreement and (ii) the payment in full of the Public Securities or (b) the consent by the lenders under the Credit Agreement and the holders of the Public Securities to the redemption of the Series A Preferred Shares.

     "Subsidiary" shall mean, with respect to any Person, any corporation,
      ----------
limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the manager or managing general partner of such limited liability company, partnership, association or other business entity.

     "Warrants" shall mean the Common Stock and Preferred Stock Warrants of the
      --------
Company dated August __, 1997 issued to the Fund Investors pursuant to the Purchase Agreement.

     Section 10. Amendment and Waiver.  No amendment, modification or waiver
                 --------------------
shall be binding or effective with respect to any provision hereof without the prior written consent of the holders of a majority of the Series A Preferred Stock outstanding at the time such action is taken; provided that no such action
                                                    --------
shall change (a) the rate at which or the manner in which dividends on the Series A Preferred Stock accrue or the times at which or the manner in which such dividends are payable or the amount payable on redemption of the Series A Preferred Stock or the times at which redemption of Series A Preferred Stock is to occur or (b) the percentage required to approve any change described in clause (a) above, without the prior written consent of the holders of at least 70% of the Series A Preferred Stock then outstanding; and provided further that no change in the terms of the Series A
                 ----------------
Preferred Stock may be accomplished by merger or consolidation of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the holders of the applicable percentage of the Series A Preferred Stock then outstanding.

     Section 11. Notices.  Except as otherwise expressly provided hereunder,
                 -------
all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (i) to the Corporation, at its principal executive offices and (ii) to any holder of Series A Preferred Shares, at such holder's address as it appears in the Purchase Agreement (unless otherwise indicated by any such holder).

     Section 12. Adjustment.  All numbers and amounts set forth herein which
                 ----------
refer to share prices or amounts or liquidation preference related amounts, shall be appropriately adjusted (as determined by the Board of Directors) to reflect any stock splits, stock dividends, combinations of shares and other recapitalizations affecting the Series A Preferred Stock in accordance herewith.


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                                      -9-

     In witness whereof, said System Software Associates, Inc. has caused this
Certificate to be signed by its President, [              ], and its Secretary,
[              ], this ___ day of August, 1997.

                                        SYSTEM SOFTWARE ASSOCIATES, INC.



                                        By__________________________
                                             Title: President

Attest:



By:________________________
     Title: Secretary